Exhibit 99.1

FOR IMMEDIATE RELEASE

HEI Announces Sale of American Savings Bank,

Creating Independent Investor-Owned Bank

•	Sale simplifies HEI’s strategy and regulatory position, allowing HEI to focus on core utility business and regaining financial strength
•	Enables American Savings Bank to continue strong performance and best-in-class service for Hawaii customers
•	Bank to maintain its current local leadership team, branches and brand
•	HEI to use proceeds to reduce debt, increasing flexibility for funding wildfire settlement contributions and key utility initiatives, while reducing equity needs

HONOLULU – December 31, 2024 – Hawaiian Electric Industries, Inc. (HEI) (NYSE - HE) today announced the closing of the sale of 90.1% of the common stock of American Savings Bank, F.S.B (ASB), previously its wholly owned subsidiary, to independent investors (the “Investors”) via separate agreements. The transaction values the bank at $450 million, with the Investors purchasing the 90.1% of ASB common stock for an aggregate cash consideration of $405 million.

The sale of the majority of HEI’s ownership in ASB follows the HEI Board of Directors’ (the “Board”) comprehensive review of strategic options regarding the bank, which was previously announced on August 9, 2024. In line with HEI’s stated focus on ensuring its enterprise is strong and financially healthy, the Board evaluated numerous potential paths forward for the bank and considered a range of factors including transaction certainty, proceeds, timeline to completion, regulatory considerations and potential stakeholder impacts.

The transaction closed December 31, 2024, with each Investor having a non-controlling interest in ASB. No investor owns more than 9.9% of the bank’s common stock, including HEI, which has retained a 9.9% stake. The Investors also include all of ASB’s executive team and independent directors. The sale creates an independent, local bank headquartered in Honolulu, led by ASB’s current management team under its existing brand.

“This transaction marks an important step in HEI’s efforts to best position our companies to serve our customers and communities for the long term,” said Scott Seu, President and CEO of HEI. “As we navigate a dynamic time in the banking industry, we are confident selling 90% of ASB to independent investors is the best approach for HEI, ASB and our communities. The sale allows HEI to enhance our focus on the utility as we work to help our state recover from the 2023 Maui wildfires and strengthen the financial and strategic position of our company. We intend to use the proceeds to reduce holding company debt, increasing flexibility for how HEI funds the HEI and Hawaiian Electric wildfire settlement contributions and key utility initiatives.”

HEI • 1001 Bishop Street, Suite 2900 • Honolulu, HI 96813

Mailing Address: P.O. Box 730 • Honolulu, HI 96808-0730

“This represents the best outcome for ASB, our customers, employees, and the communities we’ve served since 1925 as we focus on the next 100 years,” said Ann Teranishi, President and CEO of ASB. “We are excited about this next chapter for ASB.”

Additional Transaction Details

With the completion of the sale of most of its stake in ASB, HEI will operate as a simplified holding company with streamlined strategic focus on its utility, Hawaiian Electric. As an owner of 9.9% of the bank’s common stock, it is expected that HEI will no longer be subject to regulation as a savings and loan holding company. The sale of ASB provides opportunities to increase efficiency, which HEI and Hawaiian Electric will evaluate moving forward. As previously announced, HEI has been undertaking a comprehensive review of strategic options for Pacific Current, its wholly owned subsidiary, which remains ongoing.

Advisors

Piper Sandler & Co. and Guggenheim Securities, LLC served as financial advisors to HEI and Sullivan & Cromwell LLP served as HEI’s legal advisor.

About HEI

The HEI family of companies provides the energy services that empower much of the economic and community activity of Hawaii. HEI’s electric utility, Hawaiian Electric, supplies power to approximately 95% of Hawaii’s population and is undertaking an ambitious effort to decarbonize its operations and the broader state economy, and modernize and harden the grid to ensure resilience and public safety. HEI also helps advance Hawaii’s sustainability goals through investments by its non-regulated subsidiary, Pacific Current. For more information, visit www.hei.com.

Forward-Looking Statements

This release may contain “forward-looking statements,” which include statements that are predictive in nature, depend upon or refer to future events or conditions, and usually include words such as “will,” “expects,” “anticipates,” “intends,” “plans,” “believes,” “predicts,” “estimates” or similar expressions. In addition, any statements concerning future financial performance, ongoing business strategies or prospects or possible future actions are also forward-looking statements. Forward-looking statements are based on current expectations and projections about future events and are subject to risks, uncertainties and the accuracy of assumptions concerning HEI and its subsidiaries, the performance of the industries in which they do business and economic, political and market factors, among other things. These forward-looking statements are not guarantees of future performance.

Forward-looking statements in this release should be read in conjunction with the “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors” discussions (which are incorporated by reference herein) set forth in HEI’s Annual Report on Form 10-K for the year ended December 31, 2023 and HEI’s other SEC periodic reports and filings that discuss

HEI • 1001 Bishop Street, Suite 2900 • Honolulu, HI 96813

Mailing Address: P.O. Box 730 • Honolulu, HI 96808-0730

important factors that could cause HEI’s results to differ materially from those anticipated in such statements. These forward-looking statements speak only as of the date of the report, presentation or filing in which they are made. Except to the extent required by the federal securities laws, HEI, Hawaiian Electric, ASB and their subsidiaries undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Investor Contact

Mateo Garcia

Director, Investor Relations

ir@hei.com

(808) 543-7300

Media Contact

Julie Smolinski

VP, Strategy & Corporate Sustainability

media@hei.com

(808) 543-5874

HEI • 1001 Bishop Street, Suite 2900 • Honolulu, HI 96813

Mailing Address: P.O. Box 730 • Honolulu, HI 96808-0730